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                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                    -----------------------------

                              FORM 8-K

                           CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported):
                            March 9, 2000



                         CONNING CORPORATION
       (Exact name of registrant as specified in its charter)

                             Missouri
           (State or other jurisdiction of incorporation)


       0-23183                                 43-1719355
       -------                                 ----------
(Commission File Number)          (I.R.S. Employer Identification No.)



             700 Market Street, St. Louis, Missouri 63101
             --------------------------------------------
         (Address of principal executive offices) (zip code)


                           (314) 444-0498
         (Registrant's telephone number, including area code)





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ITEM 5.   OTHER EVENTS.

     On March 9, 2000, the Board of Directors of Conning Corporation (the "Company") appointed James L. Lipscomb to the offices of President and Chief Executive Officer. Mr. Lipscomb succeeds Arthur C. (Duke) Reeds, III, who resigned from his positions as an officer of the Company effective March 9, 2000. Mr. Reeds will remain on the Board of Directors. The Board of Directors also appointed Paul W. Kopsky, Jr. as Senior Vice President and Chief Financial Officer of the Company, effective March 15, 2000, succeeding Fred M. Schpero who resigned from those positions. A copy of the press release relating to the appointments of Messrs. Lipscomb and Kopsky is filed as Exhibit 99.1 and incorporated herein by reference.

     On March 15, 2000, the Company appointed Frank D. Campbell as interim head of the Company's asset management division. Mr. Campbell assumed the responsibilities formerly held by Donald L. McDonald, who resigned from his position as an Executive Vice President of the Company. A copy of the press release relating to the appointment of Mr. Campbell is filed as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c) The following exhibits are filed as part of this report on Form 8-K.

          Exhibit 99.1  Press Release issued by the Company on March
          ------------
9, 2000, relating to the election of James L. Lipscomb as a director and President and Chief Executive Officer, and the appointment of Paul W. Kopsky, Jr. as Senior Vice President and Chief Financial Officer.

          Exhibit 99.2  Press Release issued by the Company on March
          ------------
15, 2000, relating to the resignation of Donald L. McDonald and the appointment of Frank D. Campbell as interim head of the Company's asset management division.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 30, 2000                     CONNING CORPORATION

                                    By:  /s/ Paul W. Kopsky
                                    Name:  Paul W. Kopsky
                                    Title: Senior Vice President
                                           and Chief Financial Officer